Exhibit 99.1

Higher One Holdings, Inc. Reports First Quarter 2011 Financial Results

•	First quarter revenue increased 32% year-over-year to $51.4 million

•	1.8 million OneAccounts at the end of the first quarter, up 46% from a year ago

New Haven, CT, May 3, 2011 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the first quarter of 2011. The technology and payments services provider reported revenue of $51.4 million, up 32% from $38.9 million in the first quarter of 2010. The year-over-year revenue growth was primarily attributable to an increase in the number of OneAccounts and an increase in the number of higher education institutions contracted for our services.

“I’m pleased to report another strong financial quarter,” stated Dean Hatton, President and CEO of Higher One. “Our focus and the experience we’ve gained over the past decade, our proprietary technology and specific understanding of the regulatory environment, and our hundreds of client references put us in an extremely strong and unique competitive position. We continue to make enhancements to our products based on feedback from the administrators and students we serve, helping us maintain and build upon our substantial leadership position in the market.”

Higher One also reported GAAP net income of $11.0 million, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, of $14.4 million. GAAP diluted EPS was $0.19 in the quarter, up from $0.15 in the first quarter of 2010. Non-GAAP adjusted diluted EPS was $0.24, up from $0.19 for the same period a year ago. In the first quarter of 2011, non-GAAP adjusted EBITDA was $24.0 million, up 34% from $17.9 million in the same period last year.

The number of OneAccounts at the end of the first quarter of 2011 totaled 1.8 million, up 46% from 1.2 million in the first quarter of 2010. Total enrollment at higher education clients that have purchased the OneDisburse® product increased to 3.4 million, an increase of approximately 729,000 from 2.7 million in the first quarter of 2010. Total enrollment at higher education clients that have purchased the CASHNet® suite of payment products increased to 2.5 million, up approximately 313,000 from 2.2 million in the same period last year.

Operating cash flow in the quarter was $20.4 million, up 18% from $17.3 million in the first quarter of 2010. Cash, cash equivalents, and liquid investments totaled $67.8 million as of March 31, 2011.

Higher One reaffirmed full-year 2011 revenue guidance of $180.0 – $188.0 million. The company increased full-year 2011 guidance for GAAP diluted EPS to $0.42 – $0.59, and increased non-GAAP adjusted diluted EPS to $0.69 – $0.75. Higher One issued revenue guidance for the second quarter of 2011 of $33.0 – $35.0 million. The company issued GAAP diluted EPS guidance for the second quarter of 2011 of $0.02 – $0.09. Noting that GAAP diluted EPS is subject to material and unpredictable impacts from certain M&A-related customer acquisition expenses, the company issued second quarter 2011 non-GAAP adjusted diluted EPS guidance of $0.09 – $0.11. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes certain expenses related to a one-time ATM fleet upgrade, stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, and the related tax expense, as well as gains related to the settlement of litigation, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss first quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One

Founded in 2000, Higher One is a leading company focused on helping higher education institution business offices manage operations and provide enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive financial aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases, and learn the basics of financial management. Higher One provides its services to more than 5.4 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at http://www.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission (“SEC”). Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.

Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Lisa Giangiulio, 212-642-7782, lisa.giangiulio@edelman.com

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2010	2011
Revenue:
Account revenue	$31,742	$41,999
Payment transaction revenue	3,844	4,305
Higher education institution revenue	2,677	4,376
Other revenue	607	703

Total revenue	38,870	51,383
Cost of revenue	12,539	17,433

Gross margin	26,331	33,950
Operating expenses:
General and administrative	7,799	9,772
Product development	969	785
Sales and marketing	3,904	5,464

Total operating expenses	12,672	16,021

Income from operations	13,659	17,929
Interest income	(1)	(25)
Interest expense	229	74

Net income before income taxes	13,431	17,880
Income tax expense	5,167	6,838

Net income	$8,264	$11,042

Net income available to common stockholders:
Basic	$1,712	$11,042
Participating securities	6,552	—

Diluted	$8,264	$11,042

Weighted average shares outstanding:
Basic	10,129,902	54,594,564
Diluted	54,871,662	59,547,255
Net income available to common stockholders per common share:
Basic	$0.17	$0.20
Diluted	$0.15	$0.19

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands of dollars, except share and per share amounts)

	December 31, 2010	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$34,484	$51,832
Investments in marketable securities	14,697	15,982
Accounts receivable	2,622	4,530
Income receivable	3,719	4,854
Deferred tax assets	48	45
Prepaid expenses and other current assets	6,981	2,728
Restricted cash	8,250	8,250

Total current assets	70,801	88,221

Deferred costs	3,782	3,588
Fixed assets, net	9,919	11,934
Intangible assets, net	18,456	17,688
Goodwill	15,830	15,830
Other assets	653	699
Restricted cash	—	1,075

Total assets	$119,441	$139,035

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,063	$2,105
Accrued expenses	11,786	17,778
Acquisition payable	8,250	8,250
Deferred revenue	7,974	8,390

Total current liabilities	31,073	36,523

Deferred revenue	2,051	1,979
Deferred tax liabilities	2,926	1,442

Total liabilities	36,050	39,944

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 56,109,234 and 56,439,366 shares issued and outstanding at December 31, 2010 and March 31, 2011, respectively;	56	56
Additional paid-in capital	136,760	141,418
Accumulated deficit, net of 2008 $93,933 of stock tender transaction	(53,425)	(42,383)

Total stockholders’ equity	83,391	99,091

Total liabilities and stockholders’ equity	$119,441	$139,035

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands of dollars)

	Three Months Ended March 31,
	2010	2011
Cash flows from operating activities
Net income	$8,264	$11,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,626	1,677
Amortization of deferred finance costs	51	18
Non-cash interest expense	95	—
Stock-based customer acquisition expense	1,801	2,647
Stock-based compensation	849	1,304
Deferred income taxes	(985)	(1,481)
Loss on disposal of fixed assets	—	9
Changes in operating assets and liabilities:
Accounts receivable	(650)	(1,908)
Income receivable	(911)	(1,135)
Deferred costs	(483)	(166)
Prepaid expenses and other current assets	865	4,253
Other assets	(52)	(64)
Accounts payable	1,007	(958)
Accrued expenses	5,092	4,847
Deferred revenue	757	344

Net cash provided by operating activities	17,326	20,429

Cash flows from investing activities
Investment securities, available for sale:
Purchases	—	(4,285)
Proceeds from sales and maturities	—	3,000
Purchases of fixed assets, net of changes in construction payables of $0 and $1,060, respectively	(1,128)	(1,428)
Payment to escrow agent	—	(1,075)
Payment of acquisition payable	(1,750)	—

Net cash used in investing activities	(2,878)	(3,788)

Cash flows from financing activities
Repayment of capital lease obligations	(4)	—
Repayments of line of credit	(7,500)	—
Tax benefit related to options	—	385
Proceeds from exercise of stock options	338	322

Net cash (used in) provided by financing activities	(7,166)	707

Net change in cash and cash equivalents	7,282	17,348
Cash and cash equivalents at beginning of period	3,339	34,484

Cash and cash equivalents at end of period	$10,621	$51,832

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(in thousands)

	Three Months Ended
	March 31, 2010	June 30, 2010	Sept 30, 2010	Dec 31, 2010	March 31, 2011
OneDisburse SSE (1)	2,684	2,795	3,217	3,281	3,413
y/y growth	47%	33%	45%	41%	27%
CASHNet Suite SSE (2)	2,193	2,315	2,450	2,460	2,506
y/y growth	42%	40%	39%	25%	14%
Ending OneAccounts (3)	1,207	1,235	1,538	1,618	1,762
y/y growth	84%	82%	66%	61%	46%

(1)	OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse product by the end of a given period
(2)	CASHNet Suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet Suite of Payment Products by the end of a given period, fully reflecting the number of clients prior to the acquisition of Informed Decisions Corp.
(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2010	2011
Net income	$8,264	$11,042
Interest income	(1)	(25)
Interest expense	229	74
Income tax expense	5,167	6,838
Depreciation and amortization	1,626	1,677

EBITDA	15,285	19,606
Stock-based and other customer acquisition expense	1,801	3,088
Stock-based compensation expense	849	1,304

Adjusted EBITDA	$17,935	$23,998

Revenues	38,870	51,383
Net Income Margin	21.3%	21.5%
Adjusted EBITDA Margin	46.1%	46.7%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and

Adjusted Diluted EPS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2011
Net income	$8,264	$11,042
Stock-based and other customer acquisition expense	1,801	3,088
Stock-based compensation expense - ISO	437	427
Stock-based compensation expense - NQO	412	877
Amortization of intangibles	767	768
Amortization of finance costs	51	18

Total pre-tax adjustments	3,468	5,178
Tax rate	38.5%	38.2%
Tax adjustment	(1,167)	(1,815)

Adjusted net income	$10,565	$14,405

Diluted average weighted shares outstanding	54,872	59,547
Diluted EPS	$0.15	$0.19
Adjusted Diluted EPS	$0.19	$0.24
Revenues	$38,870	$51,383
Net Income Margin	21.3%	21.5%
Adjusted Net Income Margin	27.2%	28.0%

Higher One Holdings, Inc.

Business Outlook

Three Months Ending June 30, 2011
	GAAP	Non-GAAP (a)
Revenues (in millions)	$33.0 - $35.0	$33.0 - $35.0
Diluted EPS	$0.02 - $0.09	$0.09 - $0.11

(a) Estimated Non-GAAP amounts above for the three months ending June 30, 2010 reflect the estimated quarterly adjustments that exclude (i) expenses related to the one-time ATM fleet upgrade of approximately $200,000, (ii) the amortization of intangibles and finance costs of approximately $800,000, (iii) stock-based compensation expense of approximately $1.0 million, (iv) stock-based and other customer acquisition expense of approximately $1.5 million to $7.0 million, and (v) the gain related to the settlement of litigation with the former stockholders of Informed Decisions Corporation of approximately $1.5 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.

Twelve Months Ending December 31, 2011
	GAAP	Non-GAAP (b)
Revenues (in millions)	$180.0 - $188.0	$180.0 - $188.0
Diluted EPS	$0.42 - $0.59	$0.69 - $0.75

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2011 reflect the estimated annual adjustments, that exclude the amortization of (i) expenses related to the one-time ATM fleet upgrade of approximately $1.0 million, (ii) intangibles and finance costs of approximately $3.0 million, (iii) stock-based compensation expense of approximately $4.0 million, (iv) stock-based and other customer acquisition expense of approximately $8.0 million to $22.0 million, and (v) the gain related to the settlement of litigation with the former stockholders of Informed Decisions Corporation of approximately $1.5 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.